UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 6, 2009

Jones Soda Co.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-28820	91-1696175
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

234 Ninth Avenue N., Seattle, Washington		98109
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-624-3357

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2009, the Board of Directors of Jones Soda Co. (the "Company"), on the recommendation of the Board's Compensation and Governance Committee (the "Committee"), adopted a 2009 bonus plan for Joth Ricci, the Company's Chief Operating Officer until May 1, 2009, and thereafter its President and Chief Executive Officer, and Michael O'Brien, the Company's Chief Financial Officer (the "2009 Bonus Plan").

The 2009 Bonus Plan consists of two components, an objective component based on achievement of key performance indicators relating to the Company's operating plan ("KPIs") that accounts for 75% of the possible bonus at target, and a subjective component, payable at the sole discretion of the Committee based upon such factors that the Committee deems appropriate with respect to each executive officer, that accounts for 25% of the possible bonus at target.

The first component of the 2009 Bonus Plan links payout to achievement of KPIs related to the Company's cash balance, net income (loss), operating expenses, average inventory on hand, brand development initiatives and annual gross margin, with each KPI assigned a different weight. Depending on the level of achievement for each KPI, executives may receive between 0% and 100% of the target amount allocated to achievement of each KPI.

Each executive's target bonus under the 2009 Bonus Plan is set at 40% of the bonus potential contemplated in that executive's employment agreement, so that Mr. Ricci's target bonus is 40% of his annual base salary and Mr. O'Brien's target bonus is 14% of his annual base salary. Because the 2009 target bonuses are set at a lower amount than contemplated in the executives' employment agreements, on April 6, 2009, Messrs. Ricci and O'Brien received a stock option grant for 40,000 and 20,000 shares, respectively, of the Company's common stock. These stock options have an exercise price equal to the closing price of the Company's common stock on the date of grant and vest over a period of 42 months, with 14.29% vesting on each six month anniversary of the grant date.

The 2009 Bonus Plan is administered by the Committee in its sole discretion, and the Committee may (a) eliminate, increase or reduce the bonus payable to any executive above or below that which otherwise would be payable under the payout formula, including the reduction or elimination of payouts based on the achievement of KPIs and (b) modify or terminate the 2009 Bonus Plan at any time.

The description of the 2009 Bonus Plan contained in this report is qualified in its entirety by reference to the written summary of the 2009 Bonus Plan, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Summary of Jones Soda Co. 2009 Bonus Plan For Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Jones Soda Co.

April 9, 2009	By:	/s/ Stephen C. Jones

Name: Stephen C. Jones
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Summary of Jones Soda Co. 2009 Bonus Plan for Executive Officers